Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

CONTACT:	R. Jordan Gates
Chief Financial Officer
	(206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES OPERATING INCOME INCREASE OF 30%

SEATTLE, WASHINGTON – May 5, 2004, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced net earnings of $31,844,000 for the first quarter of 2004, compared with $25,119,000 for the same quarter of 2003, an increase of 27%.  Net revenues for the first quarter increased 19% to $202,496,000 as compared with $170,026,000 reported for the first quarter of 2003.  Total revenues and operating income were $686,850,000 and $48,808,000 in 2004 compared with $556,346,000 and $37,529,000 for the same quarter of 2003, an increase of 23% and 30%, respectively.  Diluted net earnings per share for the first quarter was $.29 as compared with $.23 for the same quarter in 2003, an increase of 26%.  The company also reported that same store net revenues and operating income increased 18% and 30%, respectively, during the first quarter of 2004 as compared with the same period in 2003.

“We had a good quarter.  While we no doubt disappointed anyone who believed that Expeditors was too mature to be able to show significant growth, this quarter demonstrated a solid increase.   We are very much alive and obviously still kicking,” said Peter J. Rose, Chairman and Chief Executive Officer.

“This quarter saw strong year over year growth each month.  March was just tremendous and yes there was an ‘end of quarter’ rush in 2004,” Rose continued.  “Our employees are certainly not resting on their laurels.  We stopped and smelled the roses for about 5 seconds and then went back to work on the second quarter.  They know that they are the best and we are proud of them all,” Rose concluded.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 169 offices and 12 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system.  Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services

Expeditors International of Washington, Inc.

1st Quarter 2004 Earnings Release

May 5, 2004

Expeditors International of Washington, Inc.

Financial Highlights

Three months ended

March 31, 2004 and 2003

Unaudited

(in 000’s of US dollars except share data)

	Three Months Ended March 31, 2004	Three Months Ended March 31, 2003	% Increase
Revenues	$686,850	$556,346	23%
Net Revenues	$202,496	$170,026	19%
Operating Income	$48,808	$37,529	30%
Net Earnings	$31,844	$25,119	27%
Diluted Earnings per share	$.29	$.23	26%
Basic Earnings per share	$.30	$.24	25%
Diluted weighted average shares outstanding	109,613,044	108,724,489
Basic weighted average shares outstanding	105,131,114	104,318,328

New Office Opened during the 1st Quarter of 2004:

FAR EAST

Hanoi, Vietnam

Office Closures in the 1st Quarter of 2004:

LATIN AMERICA

Belo Horizonte, Brazil*

Curitiba, Brazil*

*Converted to non-exclusive agents.

Investors may submit written questions via e-mail to: investor@expeditors.com

Or by fax to: (206) 674-3459

Questions received by the end of business on May 6, 2004 will be considered in management’s 8-K “Responses to Selected Questions” expected to be furnished on or about May 10, 2004.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	March 31, 2004	December 31, 2003
Assets

Current assets:
Cash and cash equivalents	$364,326	$295,832
Short-term investments	52	82
Accounts receivable, net	459,769	448,324
Deferred Federal and state income taxes	2,258	2,548
Other current assets	17,173	17,941
Total current assets	843,578	764,727

Property and equipment, net	245,522	241,702
Goodwill, net	7,774	7,774
Other intangibles, net	10,774	11,163
Other assets	14,404	13,440

	$1,122,052	$1,038,806
Liabilities and Shareholders’ Equity

Current liabilities:
Short-term debt	—	217
Accounts payable	330,033	296,895
Accrued expenses, primarily salaries and related costs	78,340	74,905
Federal, state and foreign income taxes	14,367	10,141
Total current liabilities	$422,740	$382,158

Deferred Federal and state income taxes	$13,670	$7,923

Minority interest	$4,211	$3,224

Shareholders’ equity:
Preferred stock, par value $.01 per share. Authorized 2,000,000 shares; none issued	—	—
Common stock, par value $.01 per share. Authorized 320,000,000 shares; issued and outstanding 105,216,967 shares at March 31, 2004 and 105,056,454 shares at December 31, 2003	1,052	1,051
Additional paid-in capital	27,302	25,491
Retained earnings	649,060	617,216
Accumulated other comprehensive income	4,017	1,743
Total shareholders’ equity	681,431	645,501

	$1,122,052	$1,038,806

Certain 2003 amounts have been reclassified to conform to the 2004 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except share data)

(Unaudited)

	Three months ended March 31,
	2004	2003
Revenues:
Airfreight	$324,859	$266,814
Ocean freight and ocean services	233,046	190,345
Customs brokerage and import services	128,945	99,187

Total revenues	686,850	556,346

Operating expenses:
Airfreight consolidation	246,652	201,340
Ocean freight consolidation	186,819	147,853
Customs brokerage and import services	50,883	37,127
Salaries and related costs	111,041	93,540
Rent and occupancy costs	12,751	10,995
Depreciation and amortization	6,259	5,779
Selling and promotion	6,510	5,307
Other	17,127	16,876
Total operating expenses	638,042	518,817

Operating income	48,808	37,529

Interest expense	(5)	(48)
Interest income	1,006	980
Other, net	1,157	1,060

Other income, net	2,158	1,992

Earnings before income taxes and minority interest	50,966	39,521

Income tax expense	18,160	14,132

Net earnings before minority interest	32,806	25,389

Minority interest	(962)	(270)

Net earnings	$31,844	$25,119

Diluted earnings per share	$0.29	$0.23

Basic earnings per share	$0.30	$0.24

Weighted average diluted shares outstanding	109,613,044	108,724,489

Weighted average basic shares outstanding	105,131,114	104,318,328

Certain 2003 amounts have been reclassified to conform to the 2004 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended March 31,
	2004	2003
Operating Activities:
Net earnings	$31,844	$25,119
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for losses on accounts receivable	682	198
Deferred income tax expense	4,847	2,944
Tax benefits from employee stock plans	1,922	2,157
Depreciation and amortization	6,259	5,779
Loss (gain) on sale of property and equipment	13	(43)
Other	729	983
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(12,578)	27,554
Decrease (increase) in other current assets	723	(1,027)
Increase (decrease) in minority interest	962	(79)
Increase in accounts payable and other current liabilities	40,572	393

Net cash provided by operating activities	75,975	63,978

Investing Activities:
Decrease in short-term investments	31	34
Purchase of property and equipment	(8,638)	(4,545)
Proceeds from sale of property and equipment	52	6
Other	(681)	213

Net cash used in investing activities	(9,236)	(4,292)

Financing Activities:
Repayments of short-term debt, net	(215)	(849)
Proceeds from issuance of common stock	1,427	1,792
Repurchases of common stock	(1,537)	(1,974)

Net cash used in financing activities	(325)	(1,031)

Effect of exchange rate changes on cash	2,080	1,731

Increase in cash and cash equivalents	68,494	60,386

Cash and cash equivalents at beginning of period	295,832	211,859

Cash and cash equivalents at end of period	364,326	272,245

Interest and taxes paid:
Interest	10	46
Income tax	8,465	14,041

Certain 2003 amounts have been reclassified to conform to the 2004 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	United States	Other N. America	Far East	Europe	Australia/ New Zealand	Latin America	Middle East	Elimi- nations	Consoli- dated
Three months ended March 31, 2004

Revenues from unaffiliated customers	$136,556	17,132	367,660	112,229	9,818	11,577	31,878		686,850
Transfers between geographic areas	$14,496	805	2,356	4,008	1,109	1,580	1,338	(25,692)	—
Total revenues	$151,052	17,937	370,016	116,237	10,927	13,157	33,216	(25,692)	686,850

Net revenues	$80,863	9,555	55,713	37,707	5,655	4,882	8,121		202,496
Operating income	$13,193	1,990	24,665	5,567	1,235	673	1,485		48,808
Identifiable assets at quarter end	$567,459	35,353	192,442	250,360	19,733	18,675	32,117	5,913	1,122,052
Capital expenditures	$3,125	505	1,984	2,156	110	166	592		8,638
Depreciation and amortization	$3,309	283	846	1,214	149	175	283		6,259
Equity	$726,342	13,364	138,746	67,794	13,035	3,864	14,809	(296,523)	681,431

Three months ended March 31, 2003

Revenues from unaffiliated customers	$122,293	15,991	285,880	89,495	6,389	7,886	28,412		556,346
Transfers between geographic areas	$6,468	412	1,472	2,354	919	900	712	(13,237)	—
Total revenues	$128,761	16,403	287,352	91,849	7,308	8,786	29,124	(13,237)	556,346

Net revenues	$70,769	8,481	46,611	30,336	3,923	3,125	6,781		170,026
Operating income	$10,988	1,754	19,055	3,424	667	590	1,051		37,529
Identifiable assets at quarter end	$478,021	27,750	147,783	208,328	14,426	9,170	27,190		912,668
Capital expenditures	$2,279	221	997	766	10	82	190		4,545
Depreciation and amortization	$3,111	306	729	1,161	144	121	207		5,779
Equity	$589,371	11,060	125,563	45,543	9,880	1,690	10,200	(241,005)	552,302

Certain 2003 amounts have been reclassified to conform to the 2004 presentation.